CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Equity Trust

We consent to the use of our report dated May 2, 1997 for Evergreen Foundation Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                            /s/KPMG Peat Marwick LLP


Boston, Massachusetts
April 13, 1998




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                       Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Equity Trust (Evergreen Foundation
Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Balanced Fund.




                                                     /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
April 13, 1998




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